Exhibit 99.1

Eledon Pharmaceuticals Reports Second Quarter 2026 Financial Results and Recent Business Highlights

Successful End-of-Phase 2 meeting with FDA supports advancement of tegoprubart into a global Phase 3 kidney transplantation trial, on track to initiate in late 2026

Long-term Phase 2 BESTOW data presented at ATC 2026 demonstrated sustained higher kidney function and improved patient-reported outcomes with tegoprubart compared with tacrolimus

Updated islet cell transplantation data presented at ADA 2026 showed 100% insulin independence in all 12 patients with type 1 diabetes

Cash, cash equivalents and short-term investments of $88.8 million as of June 30, 2026

IRVINE, Calif., August 13, 2026 (GLOBE NEWSWIRE) -- Eledon Pharmaceuticals, Inc. (“Eledon”) (Nasdaq: ELDN) today reported its second quarter 2026 operating and financial results and provided recent business highlights.

“During the first half of the year, we made meaningful progress establishing the regulatory framework for our planned Phase 3 kidney transplantation program, which we expect to initiate later this year,” said David-Alexandre C. Gros, M.D., Chief Executive Officer of Eledon. “The continued strength of our clinical data, including sustained long-term kidney function in BESTOW and the compelling results from the UChicago Medicine islet cell transplantation study, reinforces the potential of tegoprubart to improve outcomes across multiple transplant settings. We look forward to advancing our Phase 3 program and expanding the clinical evidence for tegoprubart across additional transplant indications.”

Second Quarter 2026 Business Highlights

Kidney Transplantation

•
Completed a successful End-of-Phase 2 meeting with the U.S. Food and Drug Administration, establishing the regulatory framework for the planned Phase 3 trial of tegoprubart in kidney transplantation. The global trial is on track to initiate in late 2026 and enroll approximately 600 patients, with a primary endpoint of non-inferiority versus tacrolimus at 52 weeks based on a composite of biopsy-proven acute rejection (BPAR), graft loss and death.
•
Presented new long-term data from the Phase 2 BESTOW clinical program at the American Transplant Congress (ATC) in June 2026, demonstrating sustained higher kidney function in kidney transplant patients treated with tegoprubart compared with tacrolimus, the current standard-of-care immunosuppression therapy. At 18 months, the eGFR curves showed a statistically significant separation (p<0.05), with mean eGFR approximately 12 mL/min/1.73 m² higher for tegoprubart compared with tacrolimus (approximately 74 vs. 61 mL/min/1.73 m²). No BPAR events were

Exhibit 99.1

observed in tegoprubart-treated patients after the first six months post-transplant, compared with seven BPAR events (9.4% of tacrolimus-treated patients) reported in the tacrolimus arm. Patient-reported outcomes at 52 weeks favored tegoprubart, with statistically significant improvements versus tacrolimus on two validated measures of symptom burden. Long-term data from the BESTOW extension trial also demonstrated favorable long-term safety and tolerability.
•
Treated the first two patients in an investigator-initiated study of kidney transplant tolerance induction at Massachusetts General Hospital.
•
Entered into a strategic partnership with Natera, Inc., a global leader in cell-free DNA testing and precision medicine, to incorporate Natera’s Prospera kidney transplant assessment test as the exclusive donor-derived cell-free DNA (dd-cfDNA) monitoring assay in Eledon’s planned Phase 3 kidney transplantation trial.

Islet Cell Transplantation

•
Presented updated data from the University of Chicago Medicine investigator-initiated islet cell transplantation study at ADA 2026. All 12 patients with T1D achieved insulin independence and HbA1c below 6.5%, with a mean most recent HbA1c of approximately 5.4% and no severe hypoglycemic episodes post-transplant. Tegoprubart demonstrated stable islet graft function through a maximum follow-up of 22 months and was generally well tolerated, with no evidence of nephrotoxicity, hypertension or neurotoxicity.

Anticipated Upcoming Milestones

The Company anticipates the following milestones in 2026 and over the next 12 months:

•
Initiate Phase 3 clinical trial evaluating tegoprubart in kidney transplantation in late 2026.
•
Support the initiation of an investigator-led study evaluating tegoprubart for the prevention of organ rejection in patients with renal dysfunction receiving an islet cell transplant in 2026.
•
Initiate company-sponsored, registration path study evaluating tegoprubart in islet cell transplantation.
•
Support the initiation of an investigator-led study evaluating tegoprubart for the prevention of organ rejection in patients receiving a de novo liver transplant.
•
Receive FDA regulatory guidance on the path to market for tegoprubart in xenotransplantation.

Second Quarter 2026 Financial Results

Cash, cash equivalents and short-term investments totaled $88.8 million as of June 30, 2026, compared to $133.3 million as of December 31, 2025. The Company expects current cash, cash equivalents and short-term investments to fund operations into the second quarter of 2027.

Exhibit 99.1

Research and development (R&D) expenses for the second quarter of 2026 were $18.2 million, including $2.1 million of non-cash stock-based compensation expense, compared to $20.3 million for the comparable period in 2025, including $1.1 million of non-cash stock-based compensation expense.

General and administrative (G&A) expenses for the second quarter of 2026 were $4.6 million, including $1.1 million of non-cash stock-based compensation expense, compared to $4.5 million for the comparable period in 2025, including $1.6 million of non-cash stock-based compensation expense.

Net loss for the second quarter of 2026 was $31.6 million, or $0.27 per basic common share, compared to a net loss of $11.2 million, or $0.13 per basic common share, for the comparable period in 2025. Net loss in the second quarter of 2026 included a non-cash loss of $9.6 million from changes in the fair value of warrant liabilities, while the 2025 net loss included a non-cash gain of $12.3 million from such changes. Excluding the non-cash items related to changes in the fair value of warrant liabilities, Eledon would have recorded a net loss of $22.0 million for the three months ended June 30, 2026, and $23.5 million for the three months ended June 30, 2025.

About Eledon Pharmaceuticals and tegoprubart

Eledon Pharmaceuticals, Inc. is a clinical stage biotechnology company that is developing immune-modulating therapies for the management and treatment of life-threatening conditions. The Company’s lead investigational product is tegoprubart, an anti-CD40L antibody with high affinity for the CD40 Ligand, a well-validated biological target that has broad therapeutic potential. The central role of CD40L signaling in both adaptive and innate immune cell activation and function positions it as an attractive target for non-lymphocyte depleting, immunomodulatory therapeutic intervention. The Company is building upon a deep historical knowledge of anti-CD40L biology to conduct preclinical and clinical studies in kidney allograft transplantation, xenotransplantation, islet cell transplantation, liver transplantation and amyotrophic lateral sclerosis (ALS). Eledon is headquartered in Irvine, California. For more information, please visit the Company’s website at www.eledon.com.

Follow Eledon Pharmaceuticals on social media: LinkedIn; X

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. Any statements about the company’s future expectations, plans and prospects, including statements about planned clinical trials, the development of product candidates, expected timing for initiation of future clinical trials, expected timing for receipt of data from clinical trials, the company’s capital resources and ability to finance planned clinical trials, as well as other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “estimates,” “intends,” “predicts,” “projects,” “targets,” “looks forward,” “could,” “may,” and similar expressions, constitute forward-looking statements within

Exhibit 99.1

the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and are subject to numerous risks and uncertainties, including: our short operating history and shifts in our business strategy; our operating losses since inception; our need for additional funding to develop our lead drug candidate and our ability to secure additional funding on acceptable terms or at all; the impact of issuances of our common stock, including the possibility of dilution or a decline in our stock price; our ability to successfully develop our product candidates; unfavorable global economic and financial market conditions; the regulatory environment of our business and our ability to obtain required regulatory approvals; results of non-clinical studies and clinical trials, and risks that non-clinical studies or early clinical trials may not be predictive of results of later-stage clinical trials; delays or difficulties in enrollment of patients in clinical trials; our ability to attract and retain our executives and key employees; legislation of the pharmaceutical and healthcare industries; cybersecurity and data privacy risks; the ability of our products to achieve marketing approval; competition in our industry; our ability to obtain insurance coverage; our dependence on contract research organizations; our ability to protect our intellectual property; public health crises; our ability to maintain proper and effective internal control over financial reporting and other risks disclosed in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission on March 19, 2026. Actual results may differ materially from those indicated by such forward-looking statements as a result of various factors. These risks and uncertainties, as well as other risks and uncertainties that could cause the company’s actual results to differ materially from the forward-looking statements contained herein, are discussed in our Annual Report on Form 10-K, and other filings with the U.S. Securities and Exchange Commission, which can be found at www.sec.gov. Any forward-looking statements contained in this press release speak only as of the date hereof and not as of any future date, and the company expressly disclaims any intent to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Stephen Jasper
Gilmartin Group
(858) 525 2047
stephen@gilmartinir.com

Media Contact:

Jenna Urban
CG Life
(212) 253 8881
jurban@cglife.com

Exhibit 99.1

ELEDON PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	June 30, 2026	December 31, 2025

ASSETS
Current assets:
Cash and cash equivalents	$6,803	$22,808
Short-term investments	81,953	110,528
Prepaid expenses and other current assets	4,335	2,352
Total current assets	93,091	135,688
Operating lease asset, net	445	613
In-process research and development	32,386	32,386
Other assets	172	322
Total assets	$126,094	$169,009
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,214	$3,627
Current operating lease liabilities	381	358
Accrued expenses and other liabilities	8,194	14,359
Total current liabilities	11,789	18,344
Deferred tax liabilities	2,187	2,187
Non-current operating lease liabilities	86	283
Warrant liabilities	40,001	11,416
Total liabilities	54,063	32,230

Commitments and contingencies

Convertible preferred stock, 5,000,000 shares authorized at June 30, 2026 and December 31, 2025:
Series X non-voting convertible preferred stock, $0.001 par value, 10,000 shares designated; 4,422 shares issued and outstanding at June 30, 2026 and December 31, 2025	2,151	2,151
Series X1 non-voting convertible preferred stock, $0.001 par value, 515,000 shares designated; 75,800 and 110,086 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	36,867	53,543

Stockholders’ equity:
Common stock, $0.001 par value, 450,000,000 shares authorized at June 30, 2026 and 300,000,000 shares authorized at December 31, 2025; 80,891,404 and 75,430,033 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	81	75
Additional paid-in capital	504,904	482,189
Accumulated other comprehensive income (loss)	(114)	24
Accumulated deficit	(471,858)	(401,203)
Total stockholders’ equity	33,013	81,085
Total liabilities, convertible preferred stock and stockholders’ equity	$126,094	$169,009

Exhibit 99.1

ELEDON PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025

Operating expenses
Research and development	$18,230	$20,276	$35,427	$33,807
General and administrative	4,639	4,457	8,623	8,890
Total operating expenses	22,869	24,733	44,050	42,697
Loss from operations	(22,869)	(24,733)	(44,050)	(42,697)
Other income, net	862	1,224	1,980	2,633
Change in fair value of warrant liabilities	(9,623)	12,293	(28,585)	22,353
Net loss	$(31,630)	$(11,216)	$(70,655)	$(17,711)
Other comprehensive loss:
Unrealized loss on available-for-sale securities, net	(42)	(30)	(138)	(74)
Comprehensive loss	$(31,672)	$(11,246)	$(70,793)	$(17,785)
Basic and diluted earnings per share of common stock	$(0.27)	$(0.13)	$(0.59)	$(0.21)
Weighted-average common shares outstanding, basic and diluted	113,631,565	77,156,068	113,031,223	77,141,196
Basic and diluted earnings per share of Series X and Series X1 non-voting convertible preferred stock	$(14.79)	$(7.46)	$(33.04)	$(11.78)
Weighted-average shares outstanding of Series X and Series X1 non-voting convertible preferred stock, basic and diluted	93,876	114,508	104,135	114,508